Lender Presentation Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. October 2017 Exhibit 99.1

Disclaimer Forward-looking statements This presentation including the verbal statements made in connection therewith contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey our current expectations or forecasts of future events. All statements other than statements of historical fact, including, among other things, statements regarding expected synergies and benefits of the acquisition of CompuCom, expected financial contributions of CompuCom, expectations about the prospective performance, market share and opportunities, and the expected financing and timing of the closing of the CompuCom transaction, are forward-looking. You can identify forward-looking statements by terminology such as “target”, “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “can,” “continue,” or “may,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the ability to consummate the transaction between Office Depot and CompuCom pursuant to the terms and in accordance with the timing described in this communication, the risk that Office Depot may not be able to realize the anticipated benefits of the transaction due to unforeseen liabilities, future capital expenditures, expenses, and  indebtedness and unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance after the completion of the transaction with CompuCom, the risk that the refinancing of CompuCom’s outstanding debt is not obtained on favorable terms, uncertainty of the expected financial performance of Office Depot following the completion of the transaction, impact of weather events on Office Depot’s business, impacts and risks related to the termination of the attempted Staples acquisition, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the European and other international operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers or terms with the company’s suppliers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws, tariffs and governmental regulations. The foregoing list of factors is not exhaustive. Investors should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Disclaimer Non-GAAP financial measures This presentation includes the non-GAAP measures Adjusted EBITDA, Adjusted EBIT, Adjusted Operating Income, Adjusted Sales and Adjusted Gross Profit on a historical and pro forma combined basis. These non-GAAP measures are not prepared in accordance with and are not a substitute for the GAAP equivalent. We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and excludes charges or credits not indicative of core operations and not the tax effect of these items, which may include but not be limited to merger integration, restructuring, acquisition, asset impairments and executive transition costs. Free cash flow is defined as net cash provided by operating activities less capital expenditures. We believe these measures are important because it allows management, lenders, investors, and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status and other items of a non-operational nature that affect comparability. A reconciliation of these measures is provided at the end of this presentation. Important notice regarding information contained in this presentation This presentation contains highly confidential and proprietary information regarding us and our strategy and organization. This confidential presentation is provided to you on the condition that you agree that you will hold in strict confidence and not reproduce, disclose, forward or distribute it to any third party in whole or in part without our prior written consent. By accepting this document the recipient agrees to use and maintain this information in accordance with its compliance policies, contractual obligations and applicable law, including federal and state securities laws. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement described in the presentation have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Disclaimer Financial Information for Acquired Business The financial information set forth in this presentation for CompuCom are estimates based on the internal financial statements for CompuCom that were prepared by CompuCom’s management, which have not been audited or reviewed by Office Depot’s independent auditors.  These internal financial statements have been prepared in accordance with GAAP and the historical past practices of CompuCom, which may differ from the historical practices and interpretations applied by Office Depot.  The results ultimately reflected in Office Depot’s audited financial statements may vary from the information provided in the presentation. Market and Industry Data This presentation includes industry and trade association data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to Office Depot.  Some data also are based on Office Depot’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources.  These third party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information.  Office Depot has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based.

Agenda Transaction Overview Office Depot Business Overview CompuCom Overview Acquisition Rationale and Combined Company Overview Key Credit Highlights Historical Financials

Transaction Overview

Transaction Summary Transaction Overview On October 3, 2017, Office Depot (the “Company”) entered into a definitive agreement to acquire CompuCom Systems (“CompuCom”) Total consideration is approximately $1 billion, including the repayment of CompuCom debt and the issuance of 45mm new Office Depot shares1 The purchase price implies an Enterprise Value multiple of 10.3x LTM July 1, 2017 Adjusted EBITDA excluding synergies and 7.3x including estimated run-rate cost synergies of $40mm2 Founded in 1987, CompuCom provides highly-rated managed IT services to businesses with over 5.1 million unique end users CompuCom’s team of approximately 6,000 certified technicians is the largest employee field technician workforce in North America, providing remote and on-site technology support CompuCom procures, installs and manages the lifecycle of hardware and software for businesses, and offers IT support services including remote help desk, data centers and on-site IT professionals Office Depot’s acquisition of CompuCom will create a national omnichannel platform for businesses in office supplies and end-to-end technology solutions Adds a market-leading provider of world-class IT services with ~$1.1 billion in sales Combines CompuCom’s broad set of managed technology services with access to Office Depot’s extensive customer base and last-mile advantage Generates more than $40 million in estimated annual cost synergies within two years Combined company will have an attractive free cash flow profile and low balance sheet leverage The acquisition will be financed with a combination of cash, debt and Office Depot stock, and is expected to close in Q4 2017 Debt financing will be comprised of a new 6-year $750 million Senior Secured Term Loan B Pro forma for the transaction, the Company will have net secured and net total leverage of 0.4x and 0.6x, respectively, based on Pro Forma Adjusted EBITDA of $790mm for the LTM period through July 1, 2017, and ~$1.75bn of available liquidity 1 Assuming ODP share price of $4.59 as of 3-Oct-2017, represents ~8% of total shares outstanding 2 Adjusted EBITDA reconciliation on page 38 and synergy overview on page 31

Sources & Uses and Pro Forma Capitalization

Sources and Uses ($mm)

Sources	Amount
ABL Revolver ($1,200mm)	$ -
New Term Loan B	750
Estimated ODP Equity Contribution	166
Cash From Balance Sheet	94
Total Sources	**$ 1,010**

Uses	Amount
Refinance Target Net Debt	$ 767
Put Obligations[1]	18
Estimated Fees & Expenses[2]	59
Equity to Target Shareholders	166
Total Uses	**$ 1,010**

Pro Forma Capitalization ($mm)

	As of 7/1/2017[3]	Δ	PF as of 7/1/2017	x EBITDA	Maturity	Coupon
Cash	$ 631	$(94)	$ 537			
ABL Revolver ($1,200mm)	$ -		$ -		May-21	L+150
New Term Loan B	**-**	**750**	**750**		**6 years**	**TBD**
Capital Lease Obligations	71		71			
Other	14		14			
Total Secured Debt	**$ 85**		**$ 835**	**1.1 x**		
Tax-Exempt Revenue Bonds	186		186		Various	Various
5.00% Debentures (A&F Power)	14		14		2030	5%
Total Debt	**$ 285**		**$ 1,035**	**1.3 x**		
Net Debt	*$(346)*		*$ 498*	*0.6 x*		
Market Capitalization[4]	$ 1,911		$ 1,911			
Enterprise Value	**$ 1,565**		**$ 2,410**			
LTM Adj. EBITDA[5]	**$ 652**	**$ 138**	**$ 790**			
LTM Adj. EBITDAR	**$ 1,114**	**$ 162**	**$ 1,276**			

Note: Capitalization table excludes $787mm of non-recourse debt

(1) Put obligations represent put rights held in connection with CompuCom's prior acquisitions of ClearPath and HPT

(2) Includes estimated financing fees and OID, M&A fee, call premium on CompuCom Senior Notes, CompuCom's transaction fees and cash bonuses paid to certain members of CompuCom management

(3) As of and Pro Forma amounts are adjusted to reflect Office Depot's repurchase of its corporate headquarters in July 2017 as if it had occurred as of July 1, 2017, resulting in a $132mm reduction in cash and a $90mm decrease in capitalized leases

(4) Market capitalization as of 10/11/2017

(5) Assumes CompuCom LTM pro forma Adjusted EBITDA of $98mm and $40mm of cost synergies. See page 38 for Adjusted EBITDA reconciliation

Office DEPOT OfficeMax

Transaction Overview | 8

Key Credit Highlights Transaction Overview Transaction Capitalizes on a Market-Leading Brand and National Footprint 1 Acquisition Diversifies Revenue Stream with Recurring IT Services Low Pro Forma Leverage, Attractive Liquidity and Strong Free Cash Flow Profile Meaningful Cost Synergies Experienced Management Team with Track Record of Technology Management, Acquisition Integration and Achieving Cost Synergies 2 3 4 5

Office Depot Business Overview

Office Depot at a Glance Office Depot Business Overview $10+ billion in revenue 38,000 Employees Retail Business Solutions We are a leading provider of products, services and solutions for every work place Through ~1,400 retail stores in North America With a fully integrated omnichannel model to serve consumers and business clients 1,500+ sales professionals Millions of online and B2B customers order online, pick up in store With global sourcing capabilities that bring the best products from around the world to our customers Our supply chain provides next-day service, 99% fill rates, and customized delivery solutions

Overview of Office Depot Retail Leading specialty retailer with approximately 1,400 office supply stores in North America under the Office Depot and OfficeMax banners Real Estate Strategy initiative completed in 2016 resulted in the closure of 400 overlapping stores. An additional 300 stores have since been identified for closure by the end of 2018 to optimize market capacity Rationalized retail footprint has driven 341 bps in operating margin improvement from 2014 to 2016 Launched the “Store of the Future” concept with curated assortment and increased ease of navigation for customers Reduced square footage from ~23,000 to ~15,000 sq ft Converted 46 stores in 22 states to the new format as of Q2 2017 Converted stores continue to have higher customer satisfaction scores, improved overall sales and increased copy, print and tech services revenues Overview Sales ($ in millions) Operating Income ($ in millions) Store Location Map Office Depot Business Overview % Margin 1.9% 5.2% 5.3% 5.6% 1 1 1 Includes $87mm in sales and $14mm in Operating Income for the 53rd week in 2016 and LTM 2017 periods. 1,745 stores 1,564 stores 1,441 stores 1,408 stores 1 1

Overview of Office Depot Business Solutions The Business Solutions Division (“BSD”) sells branded and Office Depot’s own branded products and services to customers through a dedicated sales force, catalogs, and its websites across the United States and Canada Revenue trends have been impacted by significant business disruption since the attempted merger with Staples The contract sales channel attracts strong, recurring revenue through custom programs offered to a diverse client base that includes small, medium, public sector and enterprise customers The direct sales channel targets small- to medium-sized customers and provides compelling pricing and loyalty programs through Office Depot’s public website The division continues to be a sticky, high-margin business for the Company and continues to win new customers with an increasingly diverse assortment that includes cleaning and breakroom and other categories adjacent to traditional office supplies Business Solutions promotes the Company’s omnichannel strategy as buy online / pick up in-store has increased 30%, ship from store capability is in all stores, and same-day delivery has been launched in select markets No single customer represents more than 1.0% of division sales with top 10 customers representing less than 5.0% of division sales Overview Sales ($ in millions) Operating Income ($ in millions) Office Depot Business Overview 1 Includes $56mm in sales and $4mm in Operating Income for the 53rd week in 2016 and LTM 2017 periods. % Margin 3.9% 4.0% 4.9% 5.3% 1 1 1 1

Office Depot’s Strategic Direction Office Depot Business Overview Deliver customer focused value through the integration of business services and products via an omnichannel platform STRENGTHEN Our Core Focused Business units & addressing structural issues Deliver relevant business services & products Innovation & leveraging our assets TRANSFORM Our Business DISRUPT For Our Future Customer experience and net promoter score Effective demand generation Driving lowest net cost products and innovation Expand adjacency assortment State of the art marketing Deliver relevant subscription services and products utilizing our retail footprint New go-to-market and sales motion models Supply chain infrastructure Acquisition of CompuCom Integration of technology service offerings with current retail presence Front end services Back end services Go-to-market Omnichannel Platform

Strengthening — Retail Division Office Depot Business Overview Optimizing retail footprint with approximately 60 store closures in 2017 and attractive sales transfer rates Implemented new workforce management tool and realizing labor efficiencies Launching new product innovations to drive customer excitement and store traffic Expansion of TUL private brand assortment Own-brand height-adjustable desk offerings New Serta iComfort chairs Expanding service offering with enhanced wide-format printing capabilities across entire chain Unveiled new “Taking Care of Business” brand campaign across numerous media channels Introduced new Loyalty Rewards program making it easier and quicker for customers to redeem benefits Executing “omnichannel” offering for both store pick-up and ship-from-store for items purchased in the BSD division

Strengthening — Business Services Division

- Continuing to win new contract customers with solid sales pipeline
- Acquired growing independent office supply dealer to expand SMB (“small business”) and mid-market presence
- Experiencing growth in Cleaning/Breakroom category expansion strategy
- Finalizing OfficeMax integration
  - — Supply chain integration nearly complete with additional efficiency opportunities
  - — Migrated over 75% of legacy OfficeMax customers onto Office Depot platform
- Omnichannel strategy continuing to grow and gain traction
  - — Buy online/pick-up in store increased approximately 30% over prior year
  - — Ship from store capability now operational across all stores and ramping quickly
  - — Launching same-day delivery in select markets


Sparkle
GLAD
CLOROX
HIGHMARK
PREMIUM PLASTIC CUTLERY
KEURIG HOT
GREEN MOUNTAIN


Office DEPOT



Office DEPOT OfficeMax
Office Depot Business Overview | 16

Transforming — Store of the Future Office Depot Business Overview Currently have 46 stores converted into new store of the future (SOF) format across 22 states Continue to see positive results from converted stores Higher customer satisfaction scores Improved overall sales versus control group Attractive sales lift in copy, print and tech services Expect to have approximately 75 stores converted into new format by the end of 2017 Launching Austin, TX market pilot bringing together SOF proven learnings and best practices, including Tech-Zone service desk

Transforming — Creating a Services-Driven Combined Company Office Depot Business Overview Transforming from tactical product-based transactions company to services driven SMB / Enterprise relationship business Tech services is the largest market and most critical SMB customer need Offering these services opens doors for us to offer additional services Critical to an effective service portfolio Builds on omnichannel platform Nationwide Same Day / Next Day Supply Chain Capabilities Centriq Elementum Same Day Delivery CompuCom Copy & Print Services Office Supplies Furniture Design Services Tech Services Omnichannel Platform with Stores, Salesforce and Online Presence Core Product and Service Offerings Key Growth Initiatives

CompuCom Overview

CompuCom at a Glance CompuCom Overview $1.1bn 100,000+ 2016 revenue 11,500 Associates Certifications Our Clients 10 Retailers in North America Financial services firms in North America Fortune 500 Companies Of our clients have worked with us for more than five years Of our revenue comes from repeat clients 14 years Average client relationship 75% Of IT service revenue is recurring annuity clients Superior client satisfaction Analysts Recognize Us as a Differentiated Leader 2017 Leader Gartner Magic Quadrant Managed Workplace 2016 Highest Position Buyer Satisfaction Everest Group PEAK MatrixTM 2017 Leader End-User Enablement 451 Research Top 10 Outsourcing Service Provider ISG $ of the top 7 10 of the top 6 10 of the top 6 5 out of 4.80 6,000 Technicians 4.4M End Users 2.6M Desktops & Laptops 1.0M Mobile Devices 80% Services 20% Products

CompuCom Company Snapshot

End-User Enablement

61% of Revenue[1]
Meets the demands of today's end users through cost-effective, integrated solutions and services

Service Experience management

8% of Revenue
Solutions reimagine the service experience by personalizing services, accelerating resolution time, optimizing IT and business productivity and driving down support costs

Cloud Technology Service

12% of Revenue
Connects end users across a wide range of devices and applications
Enables customers to procure, implement, staff and manage multivendor technologies across public, private and community cloud infrastructures

Technology Services

19% of Revenue
Technology independent; deep relationships with many of the world's leading technology providers, providing end users with a diverse selection of offerings to meet a variety of customer needs

Net Sales ($ in millions)[2]


$1,201
$1,113
$1,086
2015A
2016A
LTM-Jun-17

Adjusted EBITDA[3] ($ in millions)


$93
$85
$98
2015A
2016A
LTM-Jun-17

[1] Includes eXcell, Clearpath, Professional Services, and Project Management.
[2] 2015 Sales figures are non-GAAP as they exclude the $28mm impact of an intentionally discontinued customer contract.
[3] See page 38 for Adjusted EBITDA reconciliation.

Office DEPOT OfficeMax
CompuCom Overview | 21

Acquisition Rationale and Combined Company Overview

Office Depot Will Capitalize on CompuCom to Enhance its Tech Services Capabilities Acquisition Rationale and Combined Company Overview Summary Complementary capabilities, assets and infrastructure deliver to all customers Being a “one-stop shop” for all office and technology needs provides a compelling value proposition Additional purchasing scale with key technology vendors Expanding CompuCom’s reach and enabling further efficiency initiatives in its core enterprise business focused on automation and innovation Office Depot Capabilities CompuCom Capabilities Joint Capabilities Hardware Sales Nationwide Distribution Footprint Technology Services Capabilities Dispatch Field Services Managed Print Services Cloud Related Services / IOT IT Professional Services Large Customer Base / Omnichannel Platform

Office Depot + CompuCom Will Create a Unique SMB Technology & Retail Business Acquisition Rationale and Combined Company Overview 1,400 stores with access to nearly 6 million SMBs within three miles 1,500 sales professionals and hundreds of thousands of contract customers Distinct web capabilities; a leading online presence Broad Set of World-Class Services Access to Millions of Customers CompuCom will be Office Depot’s technology services platform nationwide Minimal customer overlap enables immediate cross-selling of a full suite of products and services, with an incentive structure focused on driving services revenue CompuCom can scale its established SMB offering with Tech-Zone in stores while also driving traffic Purchasing scale will benefit customers SERVICES RICH + CUSTOMER RICH

Combined Company Diversification LTM as of 1H 2017 Note: Trailing Twelve Months reflects period ended 7/1/2017 for Office Depot and period ended 6/30/17 for CompuCom. 1 See page 38 for Adjusted EBITDA Reconciliation Total Sales: $10,601mm Total Sales: $11,687mm Pro Forma Combined Stand-alone Office Depot Total Adj. EBITDA: $652mm1 6.2 % Margin Total Pro Forma Adj. EBITDA: $790mm1 6.8 % Margin Diversify to recurring, stickier services revenue mix Acquisition Rationale and Combined Company Overview

Key Credit Highlights

Credit Highlights Key Credit Highlights Transaction Capitalizes on a Market-Leading Brand and National Footprint 1 Acquisition Diversifies Revenue Stream with Recurring IT Services Low Pro Forma Leverage, Attractive Liquidity and Strong Free Cash Flow Profile Meaningful Cost Synergies Experienced Management Team with Track Record of Technology Management, Acquisition Integration and Achieving Cost Synergies 2 3 4 5

Transaction Capitalizes on a Market-Leading Brand and National Footprint Source: 2016 survey of SMBs by Clutch Key Credit Highlights 1 Adding a market-leading provider of world-class IT services with approximately $1.1bn in sales to create a powerful omnichannel tech services platform Combines CompuCom’s broad set of managed technology services with access to Office Depot’s extensive customer base and last-mile advantage to generate substantial growth opportunities Omnichannel platform Access to nearly 6 million SMBs within three miles of retail stores Ongoing relationships with hundreds of thousands of customers in BSD Existing base of service offerings including copy and print, furniture design and tech support 6,000 licensed technicians is the largest employee field technician workforce in North America The first to offer nationwide world-class IT service capabilities to underserved SMBs Superior client satisfaction rating Existing offering and proven experience in SMB market UNPARALLELED PLATFORM

2 Acquisition Diversifies Revenue Stream with Recurring IT Services


Office Depot's Strong SMB Customer Base
& Contract Network
Managed Service
Break - fix
Office Depot Stores: ~1,400
Print Service
Mobility
BSD Salesforce
Leading Online Presence
Cloud Migration
Security
CompuCom's IT Capabilities and
Technician Network

- $25bn North American Managed Workplace Services Market
- 39% of SMB plan to increase spending on IT services
- 69% of SMB hire IT services provider

Office DEPOT OfficeMax
Key Credit Highlights | 29

Low Pro Forma Leverage, Attractive Liquidity and Strong Free Cash Flow Profile Note: LTM as of 1H 2017. 1 Includes one-time CompuCom capital expenditures of $14.7mm for Facility Consolidations 2 Excludes: (1) $40mm of expected run-rate cost synergies, (2) the net impact of contemplated financing, and (3) other one-time non-recurring charges Key Credit Highlights Low balance sheet leverage, with $1,035mm of pro forma debt outstanding and $498 net debt at closing, representing 1.3x total leverage and 0.6x net leverage on Pro Forma LTM Adjusted EBITDA of $790mm Commitment to deploying free cash flow to debt repayment Combined Historical LTM Free Cash Flow ($mm) 3 1 2

4 Meaningful Near Term Cost Synergy Potential

Cost Reduction in Overhead and Purchasing	■ Back-office headcount consolidation ■ Off-shoring and consolidating additional functions ■ Purchasing scale driving rebates from OEMs on combined spend ■ Insourcing store, campus, data center, copy and print center, digital signage support	**~$25mm**
Increased Value from Leveraging Existing Personnel, Services and Product Offerings	■ Enhanced product protection plan and warranty services ■ Incremental margin on tech returns and refurbished product sales	**~$12mm**
Real-Estate Consolidation	■ Absorb parts of drop box for technicians in Office Depot locations ■ Consolidate CompuCom forward stocking locations & facilities	**~$3mm**

~$40mm of cost synergies expected to be realized within 24 months of closing

Office DEPOT OfficeMax
Key Credit Highlights | 31

Experienced Management Team with Track Record of Technology Management, Acquisition Integration and Achieving Cost Synergies Key Credit Highlights 5 Jerri DeVard CMO Gerry Smith CEO, Office Depot David Bleisch EVP, CLO Steve Calkins President, Business Solutions Division John Gannfors EVP, Strategic Sourcing Michael Allison CAO Introducing new services platforms across a multi-channel presence Successfully incorporating acquisitions and leading transformational integration efforts Capturing expected synergies and realizing full potential Generating demand for services in a subscription-based model Growing a technology brand to a leading market share position Deep Experience in: Janet Schijns Chief Merchant and Services Officer Marko Ibrahim Head of Retail Kevin Moffitt Chief Digital Officer and Head of Online Dan Stone CEO, CompuCom Steve Hare CFO

Key Credit Highlights Experienced Management Team with Track Record of Technology Management, Acquisition Integration and Achieving Cost Synergies ~ $400-600mm $750mm+ $250mm+ $1bn+ Note: OfficeMax acquisition closed Nov-2013. LTM as of 1H 2017. 1See page 38 for Adjusted Operating Income Reconciliation, excludes CompuCom 2 2014 adjusted operating margin calculated as follows: Adjusted operating income $243mm ($228mm operating loss + $334 merger and other operating income + $56mm asset impairment + $81mm legal accrual) divided by 2014 revenues of $12,710mm OfficeMax Case Study — Multi-Year Cost Reductions Adjusted Operating Margin Evolution 5 1 2

Historical Financials

Historical Financial Performance ($ in millions) Note: Office Depot LTM and 2016A include benefit of 53rd week of $143mm in Sales and $15mm of Adjusted Operating Income. 1 CompuCom’s sales and gross profit for 2015 represent adjusted sales and adjusted gross profit and reflect a $28mm reduction in sales and a $3mm increase in gross profit due to the elimination of the impact of an intentionally discontinued customer contract 2 See page 38 for Adjusted EBITDA reconciliation Historical Financials Adjusted EBITDA2 Sales1 Gross Profit1 Capital Expenditures $40 Office Depot CompuCom

Key Initiatives Have Driven Stability in Office Depot and CompuCom

Office Depot Has Implemented a Number of Initiatives

- Stabilized retail business and margins through selective store closures and continuing evaluation of portfolio. Retail margins have expanded 370bps since Real Estate Strategy announcement in 2014
- Successful integration of OfficeMax and extraction of synergies have built a leaner, combined business with better purchasing power and a consolidated supply chain
- Sale of international businesses focuses management team on North American business

CompuCom Has Improved Operating Margins Through…

- Significant improvement in core services business through:
  - Introduction of automation tools
  - Expansion of offshoring of delivery and support functions
  - Implementation of better tools and processes
  - Restructuring of supply chain and logistics
- Improvement of hardware profitability through better alignment with OEM's and a relaunch of sales structure
- Substantial reduction in back office costs
  - Focus on optimizing office space footprint
  - Consolidation of depot footprint
  - Removal of multiple layers of management

Historical Adjusted Operating Margin (%)[1]



3.7 %
4.3 %
4.3 %
4.5 %
4.6 %
4.5 %
2015A
2016A
LTM-Jun-17
Office Depot
CompuCom

[1]See page 38 for Adjusted Operating Income reconciliation

Office DEPOT OfficeMax
Historical Financials | 36

Recent Financial Performance

($ in millions)

Office Depot Q3 Preview

- Three hurricanes in the U.S. and Puerto Rico, where a significant concentration of the company's retail and BSD customers are located (particularly in Texas, Florida, and Puerto Rico)
- Lower sales and store traffic during this year's back-to-school period, which is typically a strong season
- Temporary higher supply chain costs arising primarily from transition issues related to planned consolidation of vendors and warehouses
- Professional fees and other costs related to developing our strategy and transition to a broader omnichannel business services platform

	Q3 2016	Q3 2017E
Revenue ($)	$2,836	(7-8)%
Same Store Sales Growth (%)	(2)%	(5-6)%
Adjusted Operating Income ($)[1]	$157	$125-$135
Adjusted EBITDA ($)[2]	$200	$160-$170
Capex ($)[3]	$26	$32-$36

CompuCom Q3 Preview

- Revenue was soft due to delays resulting from Hurricanes Irma and Harvey for both Product and Service
- Despite weakness, managed services continue to perform better than prior year as well as our commodity hardware business
- EBITDA continues to show strong improvement over prior year due to cost reduction initiatives and the general efficiency improvement of efficiency in the business
- Capex is lower than 2016 reflecting a more stable run rate of spend after the completion of major projects

	Q3 2016	Q3 2017E
Revenue ($)	$286	(3-4)%
Adjusted Operating Income ($)[1]	$15	$14-$17
Adjusted EBITDA ($)[2]	$24	$23-$26
Capex ($)[3]	$14	$2-$4

[1]See page 40 for Q3 2016 Adjusted Operating Income Reconciliation
[2]Q3 2017E Adjusted EBITDA for Office Depot includes $35mm in depreciation and amortization in line with full year 2017 outlook of $150mm; CompuCom Adjusted EBITDA includes $9mm in estimated depreciation and amortization; see page 40 for Q3 2016 Adjusted EBITDA Reconciliation and additional information
[3]Capex for Office Depot in-line with full year 2017 outlook of $120mm; CompuCom capex based on management estimates

Office DEPOT OfficeMax

Historical Financials | 37

Adjusted EBITDA Reconciliation Historical Financials 1 Includes $15mm for the 53rd week in 2016. 2 Represents fully realized annual run-rate synergies. 1 2 3 4 5 1 2 3 4 5

LTM EBITDA Adjustment Detail

Office Depot EBITDA Adjustments

1 Income Tax Benefit	■ The Company has significant deferred tax assets in the U.S. against which valuation allowances have been established to reduce such deferred tax assets to the amount that is more likely than not to be realized
2 Merger Expense	■ Office Depot incurred $42mm of merger expenses. This includes $38mm relating the acquisition and integration of OfficeMax and an additional $4mm relating to the Staples merger termination
3 Restructuring Expense	■ $72mm of additional expense resulting from a comprehensive restructuring plan the Company initiated in August 2016. The plan includes the closure of approximately 300 stores, and further reduction in operating and general and administrative expenses through efficiencies and organizational optimization
4 Asset Impairment	■ Asset impairment of $16mm related to underperforming retail stores, abandonment of assets, and loss of lease-related intangible assets
5 Executive Transition Costs	■ $11mm in executive transition costs related to the hiring and integration of Office Depot's new senior executives

CompuCom EBITDA Adjustments

1 Restructuring Costs	■ CompuCom incurred $17mm of restructuring costs and $0.5mm of acquisition expenses. Of the $17mm restructuring cost, $11.9mm was related to facilities, $4mm was related to employees, and $1.2mm was related to other restructuring initiatives
2 Non-core Items	■ Non-core items include $0.4mm of non-cash adjustments, $1.5mm in sponsor fees and board expenses, ($0.9)mm of nonrecurring adjustments relating to legacy commission plan and legal settlements, $0.5mm customer breach adjustment, $(0.2)mm of out of period expenses, $0.1mm adjustment for gain on sale of assets, $0.5mm of SLA penalties, $0.3mm normalization of commission costs, $(2)mm collections on bad debt, $(1)mm sales and use tax collection, $(0.7)mm MDF accrual write-off, and $0.3mm LNS pre-acquisition EBITDA
3 Sales Reorganization	■ $5.6mm of run-rate cost savings associated with the sales reorganization that occurred over the course of FY2016 / 1H2017 including headcount reduction(61 positions) and commission plan changes net of sales leadership additions and other cost increases associated with recruiting and sales conference expenses
4 Finance Reorganization	■ $2.9mm of run-rate cost savings associated with the finance reorganization that occurred over the course of FY2016 / 1H2017 comprised primarily of headcount reduction (42 positions)
5 IT Reorganization	■ $4.4mm of run-rate cost savings associated with the IT reorganization that occurred over the course of FY2016 / 1H2017 including headcount reduction (11 positions), transition to cheaper G-suite software and wireless phone cost savings

Office DEPOT OfficeMax
Historical Financials | 39

Q3 2016 Adjusted EBITDA Reconciliation

		Q3 2016
Office Depot	**Net Income**	**$ 193**
	Net Interest Expense	13
	Income Tax Expense (Benefit)	(240)
	Loss on Extinguishment of Debt	15
	Other Income / Discontinued Operations	136
	Operating Income	**$ 117**
	% Margin	*4.1 %*
	Merger and Restructuring Expenses	31
	Asset Impairments and Executive Transition Costs	9
	Pre-tax Charges and Credits	$ 40
	Adjusted Operating Income	**$ 157**
	% Margin	*5.5 %*
	Depreciation and Amortization	43
	Adjusted EBITDA	$ 200
CompuCom	**Net Income**	**$(6)**
	Financing Expenses	12
	Income Tax Expense (Benefit)	(0)
	Operating Income	**$ 5**
	% Margin	*1.7 %*
	Restructuring Costs	12
	Non-Core Items	(2)
	Adjusted Operating Income	**$ 15**
	% Margin	*5.2 %*
	Depreciation and Amortization	9
	Adjusted EBITDA	$ 24

The preliminary Q3 2017 results for Office Depot and CompuCom included in this presentation include non-GAAP financial measures of Adjusted Operating Income and Adjusted EBITDA which may exclude charges or credits not indicative of core operations. Office Depot and CompuCom are unable to provide preliminary results for comparable GAAP measures such as operating income and net income for Q3 2017 without unreasonable efforts because the exact amount of these charges or credits are not currently determinable until the closing procedures for the quarter is complete, but may be significant. Accordingly, neither Office Depot nor CompuCom is able to provide reconciliations from GAAP to non-GAAP for these financial measures without unreasonable effort, although it is important to note that these charges or credits could be material to Office Depot and CompuCom's third quarter results in accordance with GAAP. The estimates for preliminary Q3 2017 results reflect Office Depot and CompuCom's preliminary unaudited estimates and views on market trends observed year to date for 2017 and are based on information available as of the date hereof. Actual results and estimates may differ materially from the estimates and trends described in this presentation due to developments or other information that may arise between now and the time the financial results for Q3 2017 are finalized. These preliminary results should not be viewed as a substitute for Q3 2017 interim unaudited consolidated financial statements prepared in accordance with GAAP.

Office DEPOT OfficeMax
Historical Financials | 40